Exhibit 10.5

WAIVER AND AMENDMENT AGREEMENT

This WAIVER AND AMENDMENT AGREEMENT ("Agreement") is entered into as of June 2, 2014, by and among the Lenders identified on the signature pages hereto (such Lenders, together with their respective successors and assigns, are each referred to as a "Lender" and, collectively, as the "Lenders"), WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, "Agent"), and SPEED COMMERCE, INC., formerly known as Navarre Corporation, a Minnesota corporation (the "Borrower").

R E C I T A L S:

WHEREAS, Borrower, Agent, and the Lenders are parties to that certain Credit Agreement dated as of November 12, 2009 (as amended or as otherwise modified from time to time, the "Credit Agreement"), and seek to modify and amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

Section 1.     DEFINITIONS

1.1.     Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits and schedules attached hereto, the Agreement Regarding Waiver and Amendment Agreement (defined below), and the Consent and Reaffirmation (defined below), are incorporated by this reference and hereby made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.

1.2.     Additional Definitions. As used herein, the following terms will have the respective meanings given to them below:

(a)     "Distribution Business" means the retail distribution and consumer packaged software business segment of the Loan Parties, and the assets associated therewith, that the Loan Parties propose to sell or otherwise transfer pursuant to one or more transactions, subject to the terms and conditions of this Agreement, the Credit Agreement, and the other Loan Documents.

(b)     "Specified Defaults" means, collectively, the Events of Default as set forth in Exhibit A to the Agreement Regarding Waiver and Amendment Agreement.

Section 2.     ACKNOWLEDGMENTS

2.1.     Acknowledgment of Obligations. Borrower hereby acknowledges, confirms, and agrees that as of the open of business on May 28, 2014, (a) Borrower is indebted to the Lenders in respect of revolving Advances in the principal amount of $24,430,944.35 and (b) Borrower is indebted to the Issuing Lender in respect of Letters of Credit in the principal amount of $600,000. Borrower acknowledges, confirms, and agrees that all such loans, together with interest accrued and accruing thereon, and all fees, costs, expenses, charges, and other Obligations now or hereafter payable by Borrower to Agent and the Lenders, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense, or counterclaim of any kind, nature, or description whatsoever.

2.2.     Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms, and agrees that Agent, on behalf of the Lender Group and Bank Product Providers, has, and will continue to have, valid, enforceable, and perfected first-priority continuing liens on, and security interests in, the Collateral heretofore granted to Agent, for the benefit of the Lender Group and Bank Product Providers, pursuant to the Credit Agreement and the other Loan Documents or otherwise granted to or held by Agent.

2.3.     Binding Effect of Documents. Borrower hereby acknowledges, confirms, and agrees that: (a) this Agreement constitutes a Loan Document, (b) each of the Credit Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Agent and the Lenders by Borrower, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid, and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, (d) Agent and the Lenders are and will be entitled to the rights, remedies, and benefits provided for under the Credit Agreement and the other Loan Documents and applicable law, and (e) Borrower shall comply with all limitations, restrictions, or prohibitions that are effective or applicable under the Credit Agreement or any of the other Loan Documents during the continuance of any Default or Event of Default.

2.4.     Acknowledgment of Default. Borrower hereby acknowledges and agrees that the Specified Defaults have occurred, each of which constitutes an Event of Default that, but for the waiver set forth in Section 2.5 hereof, and subject to the terms of this Agreement, entitles Agent and the Lenders to exercise their respective rights and remedies under the Credit Agreement and the other Loan Documents, applicable law, or otherwise. Borrower represents and warrants that as of the date hereof, no Events of Default exist other than the Specified Defaults.

2.5.     Waiver. Subject to the satisfaction of the conditions to effectiveness set forth in this Agreement, and in reliance upon the representations and warranties of Borrower set forth in this Agreement, Agent and Lenders hereby waive the Specified Defaults. Agent's and Lenders' waiver of the Specified Defaults shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default or any other deviation from the express terms of this Agreement, the Credit Agreement, or any other Loan Document. Agent and Lenders consent to the June 2014 Equity Issuance, subject to the terms and conditions of this Agreement.

2.6.     Additional Events of Default. The parties hereto acknowledge, confirm, and agree that any misrepresentation by Borrower, any action by Borrower or Guarantor or any Releasing Party (as defined below) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2 or the release or covenant not to sue set forth in Section 7, or any failure of Borrower to comply with the covenants, conditions, and agreements contained in this Agreement, the Credit Agreement, or any other Loan Document or in any other agreement, document, or instrument at any time executed and/or delivered by Borrower with, to, or in favor of Agent or any Lender will constitute an Event of Default under this Agreement, the Credit Agreement, and the other Loan Documents.

Section 3.     AMENDMENTS to CERTAIN LOAN DOCUMENTS

3.1.     Section 2.3(d)(iv) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

"(iv) Notwithstanding anything contained in this Agreement or the Loan Documents to the contrary, Agent may, in its sole discretion, make Overadvances and Protective Advances in excess of the limits set forth in this Section 2.3(d)."

3.2.     Section 2.4(f)(ii) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

"(ii) Each prepayment pursuant to Section 2.4(e)(ii), 2.4(e)(iii), 2.4(e)(iv) or 2.4(e)(v) above shall (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances (with a corresponding permanent reduction in the Maximum Revolver Amount, except that no corresponding permanent reduction shall be required in connection with prepayments pursuant to Section 2.4(e)(ii) as a result of Permitted Dispositions of Eligible Accounts or Eligible Inventory or in connection with prepayments pursuant to Section 2.4(e)(v) as a result of the October 2013 Equity Issuance or of the June 2014 Equity Issuance), until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage (with a corresponding permanent reduction in the Maximum Revolver Amount), and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). In the event of a mandatory prepayment under Section 2.4(e)(ii) (other than as a result of the sale or disposition of the Publishing Business or as a result of the sale or disposition of Eligible Accounts or Eligible Inventory), Agent may establish a reserve against the Borrowing Base in the amount of such prepayment."

3.3.     Section 7(d) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

"(d) Excess Availability. Maintain Excess Availability (i) at all times from and after the Closing Date through, and including, June 1, 2014 of at least $5,000,000 and (ii) at all times from and after the Specified Waiver and Amendment Date of at least $1,000,000."

3.4.     Schedule 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms thereto in their appropriate alphabetical order, as follows:

"June 2014 Equity Issuance" means the Borrower's issuance of convertible preferred stock and warrants to purchase common stock on June 2, 2014 in respect of which Borrower received $10,000,000 in Net Cash Proceeds, all pursuant to the terms and conditions of the documents in the form attached as Exhibit B to the Agreement Regarding Waiver and Amendment Agreement, which are in form and substance satisfactory to Agent.

"Line Block Amount" means $20,000,000.

"Specified Waiver and Amendment Date" means June 2, 2014.

"Viva Media" means Viva Media, Inc., a Minnesota corporation.

"Viva Media Acquisition Agreement" means that certain Asset Purchase Agreement, dated as of July 30, 2013, by and among Viva Media, Viva Media, LLC, a New York limited liability company, Encore, Karsten Voelker, an individual, and Eve Stephanie Voelker, an individual.

3.5.     Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term "Availability Block" in its entirety, as follows:

""Availability Block" means (a) from the date hereof through, and including, June 23, 2014, an amount equal to $1,000,000, (b) from June 24, 2014 through, and including, July 14, 2014, an amount equal to $1,200,000, and (c) from and after July 15, 2014, an amount equal to $1,400,000; provided, however, that the Availability Block shall be increased to $5,000,000 from and after July 31, 2014 unless on or before July 31, 2014 (i) a sale or other disposition of the Distribution Business to which Agent has consented (in Agent's sole and absolute discretion) shall have occurred and (ii) all such net cash proceeds of the Distribution Business shall have been remitted to Agent for application to the Obligations."

3.6.     Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term "Maximum Revolver Amount" in its entirety, as follows:

""Maximum Revolver Amount" means $50,000,000 less the Line Block Amount, decreased by the amount of reductions in the Revolver Commitment made in accordance with Section 2.4(c) of the Agreement."

3.7.     Section 15(a) of the Security Agreement is hereby amended and restated in its entirety, as follows:

"(a)     Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with concurrent notice to any Grantor, and in addition to all other rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby are coupled with an interest and shall be valid and irrevocable until (x) the Secured Obligations have been indefeasibly paid in full in cash in accordance with the provisions of the Credit Agreement and the other Loan Documents, (y) Grantor has no further obligations under the Credit Agreement or any other Loan Document, and (z) the Commitments under the Credit Agreement have expired or been terminated."

Section 4.     Covenants AND AGREEMENTS

4.1.     LIBOR Rate Loans. Borrower acknowledges and agrees that, notwithstanding any terms of this Agreement, the Credit Agreement, or of any other Loan Document to the contrary, from and after the date hereof, (a) Lenders shall have no obligation to make LIBOR Rate Loans and (b) the Borrower may not continue any existing LIBOR Rate Loan beyond the Interest Period applicable thereto as of the date hereof or convert any Base Rate Loan into a LIBOR Rate Loan.

4.2.     Audits and Valuations. Borrower shall, and shall cause each of its Subsidiaries to, cooperate fully in connection with any audit, inspection, valuation, or appraisal caused to be conducted by Agent. Borrower acknowledges and agrees that, notwithstanding any terms of this Agreement, the Credit Agreement, or of any other Loan Document to the contrary, from and after the date hereof, Borrower shall reimburse Agent, in cash, upon demand, for any and all fees, costs, expenses, and other charges incurred by Agent relating to any audit or appraisal caused to be conducted by Agent from and after the date hereof.

4.3.     Disposition of Assets. Notwithstanding any terms of this Agreement, the Credit Agreement, or of any other Loan Document to the contrary, from and after the date hereof, the Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, return, or otherwise dispose of any Collateral to any Person without Agent's prior written consent other than sales of Inventory in the ordinary course of the Borrower's or such Subsidiary's business to new or existing customers of Borrower or of such Subsidiary on standard terms and conditions who are not Affiliates or insiders of the Borrower or any other Loan Party.

4.4.     Distributions and Other Payments. Except (a) as expressly permitted under the terms of this Agreement, the Credit Agreement, or the other Loan Documents (including the Speed Earn-Out Subordination Agreement) or (b) in the ordinary course of the operations of the Borrower's business, from and after the date hereof, Borrower shall not, and shall not permit any of its Subsidiaries to, pay any fees or make any distributions or other payments whatsoever to any Affiliate or any "insider" (as defined in Section 101 of the Bankruptcy Code) of any Loan Party (other than to another Loan Party), without the prior written consent of Agent and the Lenders.

4.5.     Permitted Investments. Notwithstanding any of the terms of this Agreement, the Credit Agreement, or of any other Loan Document to the contrary, the Borrower will not, and will not permit any of its Subsidiaries to, make any Permitted Investments without the prior written consent of Agent and the Lenders.

4.6.     Control Agreements. On or before June 13, 2014 (or such later date as Agent may agree to in writing in its sole discretion), the Borrower shall deliver to Agent fully-executed Control Agreements, in form and substance satisfactory to Agent, for all Deposit Accounts and/or Securities Accounts that are not subject to a Control Agreement as of the date hereof and which are required to be pursuant to the Credit Agreement, the Security Agreement, or the other Loan Documents, including, without limitation, deposit account no. 7776004199 maintained by Borrower at Wells Fargo; provided, however, that no Event of Default will occur pursuant to this Section if Borrower's failure to timely deliver any such fully-executed Control Agreement is due solely to the failure of Wells Fargo to execute such Control Agreement that is in form and substance satisfactory to Agent.

4.7.     Controlled Accounts. Notwithstanding any terms of this Agreement, the Credit Agreement, or of any other Loan Document to the contrary, from and after the date hereof, Borrower will cause each Controlled Account Bank (as defined in the Security Agreement) to forward by daily sweep all amounts in all Controlled Accounts (as defined in the Security Agreement) and all Deposit Accounts required to be subject to a Control Agreement (including, without limitation, deposit account no. 7776004199 maintained by Borrower at Wells Fargo) to a deposit account designated by Agent; provided, however, that nothing herein shall require or authorize the sweep of amounts in deposit account no. 4121909865 (payroll account) which are to be used to pay payroll, payroll-related, or fiduciary tax obligations.

4.8.     Special Transaction Officer.

(a)     Borrower has engaged Stuart Noyes of Winter Harbor LLC as a full-time special transaction officer acceptable to Agent and Lenders ("STO"), pursuant to the terms of an engagement agreement dated as of May 19, 2014 in form and substance satisfactory to Agent (as amended or otherwise modified from time to time in form and substance satisfactory to Agent in writing, the "STO Engagement Agreement"). Borrower covenants and agrees to keep the STO Engagement Agreement in place and to modify or replace such agreement only upon terms satisfactory in form and substance to Agent.

(b)     Borrower and the other Loan Parties will fully-cooperate with the STO and hereby authorize the STO to provide Agent and Lenders with all such information and reports from time to time with respect to the Borrower, the other Loan Parties, and their respective Subsidiaries as well as their respective financial, collateral, and operational condition, businesses, assets, liabilities, and prospects, as Agent or any Lender may request from time to time. All fees and expenses of the STO shall be solely the responsibility of Borrower, and in no event will Agent or any Lender have any liability or responsibility of any kind whatsoever for the payment of any such fees or expenses, nor shall Agent or any Lender have any obligation or liability to the Borrower or to any other Person by reason of any acts or any omissions of STO or Borrower's engagement of STO. The Borrower hereby acknowledges and agrees that it will constitute an automatic Event of Default (without any notice or grace or cure period) under this Agreement, the Credit Agreement, and the other Loan Documents if, at any time, and for any reason whatsoever, (w) the terms of the STO Engagement Agreement are modified in a manner not acceptable to Agent in its sole discretion, (x) STO is instructed to cease working, (y) STO's engagement by Borrower or his authority is terminated, suspended, or restricted in any respect, or (z) STO resigns; provided, however, that no Event of Default will occur pursuant to subsections (x), (y), or (z) above so long as, within two Business Days after the occurrence of the circumstances described in such applicable subsection, Borrower shall have retained a replacement STO acceptable to Agent and Lenders, pursuant to the terms of an engagement agreement, in form and substance satisfactory to Agent; provided, further, however, that, during such two Business Day period, Agent and the Lenders (including the Issuing Lender) will not have any obligation under this Agreement, the other Loan Documents, or otherwise to make any Advances or Overadvances to Borrower or to issue any Letters of Credit.

(c)     Borrower acknowledges and agrees that, from and after the date hereof, all requests for Advances and other financial accommodations, and all communications relating to same, from Borrower to Agent or any Lender shall be communicated by the STO on behalf of Borrower.

(d)     Borrower, through the STO, will provide Agent and Lenders with weekly updates regarding Borrower and its Subsidiaries (including, without limitation, with respect to their financial, collateral, and operational condition, businesses, assets, liabilities, prospects, and sale and refinancing efforts), and will provide Agent and Lenders with confirmation that the STO has communicated such information to the Borrower's board of directors on a weekly basis.

(e)     Without limiting the foregoing, Borrower hereby authorizes the STO to meet with Agent (in person and telephonically) and to provide Agent (for distribution to Lenders) with such information and reports with respect to the Borrower and its Subsidiaries as Agent may request from time to time. Borrower will cause STO to make himself available to any prospective purchasers, prospective refinancing lenders, Agent, and the Lenders during business hours and upon reasonable request.

(f)     Notwithstanding any terms of the Credit Agreement or of any other Loan Document to the contrary, the STO constitutes an "Authorized Person" as defined in the Credit Agreement.

4.9.     Weekly Reconciliation Reports. From and after the date hereof, the STO shall furnish to Agent on Tuesday of each week a detailed report, in form and substance satisfactory to Agent ("Weekly Reconciliation Report"), that (a) updates the Cash Flow Forecast from the prior week to add an additional week to the Cash Flow Forecast, (b) reconciles Borrower's and its Subsidiaries' actual performance for the week ended the preceding Friday with the Borrower's and its Subsidiaries' projected performance pursuant to the previous week's Cash Flow Forecast, which report shall include a calculation of the variances between Borrower's and its Subsidiaries' actual and projected cash receipts, disbursements, and revenues, (c) includes a report from the STO and the Borrower's management setting forth detailed explanations for any variances in actual results as compared to forecasted performance, and (d) provides a pro forma calculation of any working capital adjustment provided for in any asset purchase agreement or other agreement relating to the sale of the Distribution Business, whether in draft or executed form. For purposes of this Section, "Cash Flow Forecast" means and refers to that certain 13-week cash flow forecast provided by Borrower to Agent and attached as Exhibit C to the Agreement Regarding Waiver and Amendment Agreement, as the same may hereafter be amended or otherwise modified from time to time with the prior written consent of Agent.

4.10.     Contract Defaults; Terminations. Borrower shall, and shall cause each of its Subsidiaries to, provide written notice to the STO and to Agent of any default under, or of any termination or expiration of, (a) any contract that is a Material Contract of Borrower or of such Subsidiary, or (b) any contract that could be expected to result in a Material Adverse Change, immediately upon Borrower or such Subsidiary first becoming aware thereof, and within two Business Days thereof shall cause all budgets, forecasts, projections, and other information delivered under this Agreement, the Credit Agreement, or other Loan Documents to be revised or supplemented, as appropriate, to reflect such default, termination, or expiration, in form and substance satisfactory to Agent.

4.11.     Litigation. The filing by Borrower or any other Loan Party, or any other Person acting in concert with, or on behalf of, the foregoing, of any claim or cause of action against Agent, any Lender, any Bank Product Provider, or any Collateral, including, without limitation, any claim or cause of action disputing Agent's and/or any Lender's rights and remedies under the Credit Agreement or any other Loan Document, any claim asserting "lender liability", or similar claims, or any claim or cause of action seeking to dispute the extent, validity, or priority of Agent's and/or any Lender's secured claims against any of the Loan Parties, shall constitute an automatic Event of Default (without any notice, grace, or cure period) under this Agreement, the Credit Agreement, and the other Loan Documents.

4.12.     Amendment Fee. Borrower shall pay to Agent a non-refundable amendment and waiver fee of (a) $60,000, which amount is fully-earned and payable in full in cash upon the execution and delivery of this Agreement (the "Initial Amendment Fee") plus (b) $140,000, which amount will be fully-earned and payable in full in cash on July 31, 2014 (the "Deferred Amendment Fee") unless, prior to such date, all Obligations have been indefeasibly paid in full in cash and all of the commitments under the Credit Agreement have been terminated, in which event the amount the of the Deferred Amendment Fee will be $0.

4.13.      Agent Updates. Upon the request of Agent, the Loan Parties will participate in meetings or conference calls with Agent and Lenders and their representatives, consultants, and agents, at such dates and times to be provided by Agent upon reasonable notice, and will cause available senior members of management, members of the board of directors of Loan Parties, the STO, and Borrower's investment bankers and other advisors to participate in such calls for the purpose of discussing the status of the sale and refinance efforts and the financial, collateral, and operational condition, businesses, liabilities, assets, and prospects of the Loan Parties. Upon Agent's request, the Loan Parties shall promptly provide copies of all non-privileged written materials provided to, or produced by, Loan Parties in connection with the their sale and refinance efforts (including, without limitation, any letters of intent, confidentiality agreements, draft purchase documents, and commitment letters) and reports relating to the financial, collateral, or operational performance of the Loan Parties or any other non-privileged written material as Agent and the Lenders may reasonably request from time to time. Without limiting the foregoing, Borrower agrees to notify Agent immediately upon Borrower's becoming aware of any material change or development relating to any sale or refinance efforts or to the financial, collateral, or operational condition, businesses, assets, liabilities, or prospects of the Borrower, any other Loan Party, or any of their respective Subsidiaries.

4.14.     Agent Consultant; Access. Borrower will, and will cause its Subsidiaries to, provide any consultant or financial advisor engaged by Agent or Agent's counsel (an "Agent Consultant") access at all times to all documentation, places of business, officers, the STO, consultants, and employees of Borrower and Borrower's investment bankers and other advisors. Borrower will promptly provide to any Agent Consultant such financial information concerning the Borrower's and the Loan Parties' financial, collateral, and operational condition, businesses, assets, liabilities, and prospects as Agent Consultant may request from time to time.

4.15.     Collateral and Financial Reporting. Notwithstanding any of the terms of this Agreement, the Credit Agreement, or of the other Loan Documents to the contrary, from and after the date hereof, Borrower shall provide Agent, by electronic reporting, with all reports, documents, and other information set forth in subclauses (a) through (r), inclusive, on Schedule 5.2 of the Credit Agreement in connection with any request for an Advance or other financial accommodation under the Credit Agreement and, in all events, on Tuesday and Thursday of each week unless Agent otherwise agrees in writing. Each Borrowing Base Certificate shall be reviewed and approved by the STO and executed by an Authorized Person, and Borrower shall be deemed to represent and warrant in each Borrowing Base Certificate that outstanding customer credits, of which Borrower has received notice from the customer, do not exceed $500,000 in the aggregate or, with respect to any individual customer, $100,000, except as otherwise expressly set forth in such Borrowing Base Certificate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, Borrower acknowledges and agrees that, from and after the date hereof, the Lender Group will have no obligation to make any further Advances or extend any other financial accommodations under the Credit Agreement unless, in connection with each request by Borrower for any Advance or such other financial accommodation, Borrower shall have first satisfied the foregoing terms of this Section in addition to the terms of the Credit Agreement. In addition, Borrower agrees to cause the reports and other information set forth in subclauses (j) and (k) on Schedule 5.1 of the Credit Agreement to be delivered to Agent promptly, but in any event within 1 day, after the occurrence of any event specified on Schedule 5.1 with respect thereto.

4.16.     Viva Media Accounts and Inventory Excluded From Borrowing Base. The Borrower, Agent, and Lenders agree that, notwithstanding any provision to the contrary in the Credit Agreement or any other Loan Document, no Accounts owing to Viva Media shall be included in Eligible Accounts under the Credit Agreement, and no Inventory of Viva Media shall be included in Eligible Inventory under the Credit Agreement.

4.17.     Consent. Borrower acknowledges, confirms, and agrees that the consummation of any sale or other disposition of the Distribution Business shall in all events be subject to the terms and conditions of this Agreement, the Credit Agreement, and the other Loan Documents and the prior written consent of Agent and the Lenders.

4.18.     Collateral Access Agreements. The Borrower will make reasonable efforts to deliver to Agent as soon as practicable a Collateral Access Agreement with respect to the following locations leased by Borrower or any other Loan Party (a) 10300 Sanden Drive, Suite 100, Dallas, Texas, (b) 450 Export Boulevard, Unit A, Mississauga, Ontario, Canada, (c) 7000 49th Street, New Hope, Minnesota, (d) 175 Heritage Drive, Pataskala, Ohio, (e) 9700 West 76th Street, Suite 116, Eden Prairie, Texas, and (f) 1303 East Arapaho Road, Richardson, Texas.

4.19.     Viva Media Earn-Out Subordination Agreement. On or before July 1, 2014, Borrower shall deliver to Agent a fully-executed Subordination Agreement (as defined in Section 3.4(c) of the Viva Media Acquisition Agreement), in form and substance satisfactory to Agent in its sole discretion, subordinating any and all obligations of Viva Media and Encore relating to the contingent earn-out obligations owed by Viva Media, and guarantied by Encore, from time to time pursuant to Section 3.4 of the Viva Media Acquisition Agreement, including, without limitation, any and all Contingent Payment Amounts (as defined in the Viva Media Acquisition Agreement), to the prior indefeasible payment in full, in cash, of all Obligations. Borrower hereby acknowledges, confirms, and agrees that this provision constitutes Agent's request for a Subordination Agreement under and pursuant to Section 3.4(c) of the Viva Media Acquisition Agreement, and that Borrower's failure to satisfy the terms of this Section shall constitute an automatic Event of Default under this Agreement, the Credit Agreement, and the other Loan Documents (without any notice, grace, or cure period).

Section 5.     REPRESENTATIONS AND WARRANTIES

Borrower hereby represents, warrants, and covenants as follows:

5.1.     Representations in the Credit Agreement and the Other Loan Documents. Each of the representations and warranties made by or on behalf of Borrower to Agent or any of the Lenders in the Credit Agreement or any of the other Loan Documents was true and correct when made, and is true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement. All of the information contained in the schedules attached to the Credit Agreement and to the Security Agreement remains true and correct except to the extent amended and restated and attached as Exhibit D to the Agreement Regarding Waiver and Amendment Agreement.

5.2.     Binding Effect of Documents. This Agreement has been duly authorized, executed, and delivered to Agent and the Lenders by Borrower, is enforceable in accordance with its terms, and is in full force and effect.

5.3.     No Conflict. The execution, delivery, and performance of this Agreement by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

Section 6.     CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

The effectiveness of the terms and provisions of this Agreement (other than the terms and provisions of Sections 2 and 7, which will be effective immediately upon the execution of this Agreement) is subject to the following conditions precedent, each in form and substance satisfactory to Agent:

(a)     Agent's receipt of an original of this Agreement, duly authorized, executed and delivered by Borrower;

(b)     Agent's receipt of an original of that certain Consent and Reaffirmation, dated of even date herewith, executed by each Guarantor in favor of Agent and the Lenders ("Consent and Reaffirmation"), duly authorized, executed and delivered by each Guarantor;

(c)     Agent's receipt of an original of that certain Agreement Regarding Waiver and Amendment Agreement, dated of even date herewith ("Agreement Regarding Waiver and Amendment Agreement"), by and among Agent, Lenders, and the Borrower, duly authorized, executed and delivered by Borrower;

(d)     Borrower's (i) receipt of $10,000,000 in immediately available good funds representing Net Cash Proceeds of the June 2014 Equity Issuance and (ii) application of all such funds to the Obligations;

(e)     Agent's receipt of all fees and other amounts payable on or prior to the closing date of this Agreement, including the Initial Amendment Fee, and all attorneys', consultants', and other professionals' fees and expenses incurred by Agent or the Lenders; and

(f)     Agent's receipt from Borrower of evidence of the corporate authority of Borrower to execute, deliver, and perform all of its obligations under this Agreement and, if applicable, all other agreements and documents executed in connection therewith.

Section 7.     MISCELLANEOUS

7.1.     Continuing Effect of Credit Agreement. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Credit Agreement and the other Loan Documents hereby are ratified, restated, and confirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Agreement, the Credit Agreement, and any of the other Loan Documents, the terms of this Agreement will govern and control. The Credit Agreement and this Agreement will be read and construed as one agreement.

7.2.     Costs and Expenses. In addition to, and without in any way limiting, the obligations of Borrower set forth in Section 17.10 of the Credit Agreement, Borrower absolutely and unconditionally agrees to pay to Agent, on demand by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees, costs, and expenses incurred by Agent and any Lender, and any of their respective directors, officers, employees, or agents (including, without limitation, fees, costs, and expenses incurred by any counsel to Agent or any Lender and any Agent Consultant), regardless of whether Agent, such Lender, or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery, or enforcement of this Agreement, the Credit Agreement, the Guaranty, the Security Agreement, the other Loan Documents, and any agreements, documents, or instruments contemplated hereby and thereby, and (b) any investigation, litigation, or proceeding related to this Agreement, the Credit Agreement, the Guaranty, the Security Agreement, or any other Loan Document or any act, omission, event, or circumstance in any manner related to any of the foregoing.

7.3.     Further Assurances. At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

7.4.     Successors and Assigns; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Sections 7.6 and 7.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 7.6 and 7.7 hereof) are hereby expressly disclaimed.

7.5.     Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, and releases of Borrower made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement, and no investigation by Agent or any Lender or any closing will affect the representations and warranties or the right of Agent and the Lenders to rely upon them.

7.6.     Release.

(a)     In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and each Guarantor, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Borrower, each Guarantor, and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and each of their respective successors and assigns, and each of their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, each Lender, and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Credit Agreement, any of the other Loan Documents, or any of the transactions hereunder or thereunder.

(b)     Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)     Borrower and each Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.7.     Covenant Not to Sue. Each Releasing Party hereby absolutely, unconditionally, and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 7.6 above. If any Releasing Party violates the foregoing covenant, Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

7.8.     Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.

7.9.     Reviewed by Attorneys. Borrower represents and warrants to Agent and the Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress, or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

7.10.     Disgorgement. If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest, or other consideration described hereunder to any Person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off, or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest, or other consideration will be revived and continue as if such payment, interest, or other consideration had not been received by Agent or such Lender, and Borrower will be liable to, and will indemnify, defend and hold Agent and such Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Credit Agreement or any other Loan Document.

7.11.     Relationship. Borrower acknowledges and agrees that the relationship between Agent and Borrower, and between each Lender and Borrower, is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement, or any other association between Agent and Borrower or between any Lender and Borrower. Borrower acknowledges that Agent and each Lender has acted at all times only as a creditor to Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over Borrower or its business or affairs. Borrower further acknowledges that Agent and Lenders have not taken or failed to take any action under or in connection with its rights under the Credit Agreement or any of the other Loan Documents that in any way, or to any extent, has interfered with or adversely affected Borrower's ownership of Collateral.

7.12.     Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CREDIT AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AGREEMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT OR ANY LENDER PERTAINING TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT WILL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER THE SAME HAS BEEN POSTED.

7.13.     Waivers.

(a)     Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT OR ANY LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(b)     Waivers by Borrower and Guarantors. Borrower and each Guarantor hereby waives any right that it may have upon payment in full of the Obligations to require Agent or any Lender to terminate its security interest in the Collateral, other collateral, or in any other property of Borrower or such Guarantor until termination of the Credit Agreement in accordance with its terms and the execution by Borrower and such Guarantor of an agreement indemnifying Agent and each Lender from any loss or damage that Agent or such Lender may incur as the result of dishonored checks or other items of payment received by Agent or such Lender from Borrower or any account debtor and applied to the obligations and releasing and indemnifying, in the same manner as described in Section 7.6 of this Agreement, the Releasees from all claims arising on or before the date of such termination. Borrower and the Guarantors each acknowledge that the foregoing waiver is a material inducement to Agent and Lenders entering into this Agreement and that Agent and each Lender is relying upon the foregoing waiver in its future dealings with Borrower.

7.14.     Counterparts. This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed, and may be executed in any number of counterparts, but all of such counterparts will together constitute but one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

SPEED COMMERCE, INC.,
(formerly known as Navarre Corporation),
a Minnesota corporation

By
Name
Title

[Signature Pages Continue on Next Page]

Signature Page to Waiver and Amendment Agreement

WELLS FARGO CAPITAL FINANCE, LLC,
formerly known as Wells Fargo Foothill, LLC,
as Agent and as a Lender

By
Name
Title

Signature Page to Waiver and Amendment Agreement